UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3260 Whipple Road Union City, California	94587
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On March 21, 2005, Questcor Pharmaceuticals, Inc. (the “Company”) appointed Barbara J. McKee as the Company’s principal accounting officer. Ms. McKee, age 57, joined the Company in February 2005 as Director of Finance. She is responsible for the financial functions of the Company, including financial reporting, accounting and information systems. From September 1999 until joining the Company, Ms. McKee was a senior consultant with Macias & Ryan, Inc. providing business services, including interim infrastructure and financial project services, to biotechnology and emerging, high-growth companies, including the Company. Ms. McKee received her Bachelor’s degree in Business Administration from the University of Wisconsin in Madison, Wisconsin and her Master’s degree in Management from Kellogg School of Management, Northwestern University, in Evanston, Illinois.

SIGNATURES

     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2005	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ JAMES L. FARES
James L. Fares
President and Chief Executive Officer